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                                                                   EXHIBIT 10.40

PAYMENT OF THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SETTLEMENT AGREEMENT, DATED AS OF FEBRUARY 13, 2002, BY AND AMONG MOLECULAR DIAGNOSTICS, INC., A DELAWARE CORPORATION, PETER GOMBRICH, AN ILLINOIS RESIDENT, AND SCHWARTZ, COOPER, GREENBERGER & KRAUSS, CHARTERED, AN ILLINOIS PROFESSIONAL CORPORATION. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY OTHER JURISDICTION AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND SUCH OTHER SECURITIES LAWS AS MAY BE APPLICABLE. ACCORDINGLY, THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO MOLECULAR DIAGNOSTICS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                                 PROMISSORY NOTE

$118,500.00                                                    Chicago, Illinois
                                                               February 13, 2002

     FOR VALUE RECEIVED, MOLECULAR DIAGNOSTICS, INC., a Delaware corporation ("Maker"), hereby promises to pay to the order of SCHWARTZ, COOPER, GREENBERGER & KRAUSS, CHARTERED, an Illinois professional corporation (hereinafter referred to, individually, as "Payee," and, together with any other simultaneous or successive lawful holders hereof, as the "Holder"), in lawful money of the United States of America, the principal amount of ONE HUNDRED EIGHTEEN THOUSAND FIVE HUNDRED AND NO/100 DOLLARS ($118,500.00), in the manner provided below. This Note has been executed and delivered pursuant to and in accordance with the terms and provisions of that certain Settlement Agreement, dated as of February 13, 2002 (the "Settlement Agreement"), by and among Maker, Payee and Peter Gombrich ("Gombrich"), an Illinois resident and an officer and director of Maker, the terms and conditions of which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings given to them in the Settlement Agreement.

     1. Payment of Principal. The principal amount of this Note shall be due and payable on March 15, 2002 (the "Maturity Date"), in cash, in one (1) lump sum, together with all interest accrued thereon.

     2. Interest. Interest shall be payable on the principal amount hereof from time to time outstanding, such interest to accrue from the date hereof through and including the date on which said principal amount has been paid in full, at the rate of twelve percent (12%) per annum. All interest accrued hereon shall be due and payable on the same date that the principal amount with respect to which such interest was calculated becomes due and payable. Interest shall be computed on the basis of a 365 day year, and payable for the actual number of days elapsed.

     3. Manner of Payment. Unless otherwise agreed to in writing by the Holder, all payments of principal and interest due under the terms and provisions of this Note shall be made


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by wire transfer of immediately available funds to an account designated by the
Holder in writing. If any payment of such principal or interest is due on a day that is not a Business Day (as defined below), such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable on this Note. "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of Illinois.

     4. Prepayment. Maker may prepay the principal balance of this Note in whole or in part at any time and from time to time without prior notice, premium or penalty.

     5. Security for Note; Guaranty.

          (a) This Note shall initially be unsecured, and shall remain unsecured throughout its term unless Payee or any other Holder hereof shall give notice in writing to Maker, at any time or from time to time during the term hereof, that Payee or said Holder desires to have this Note secured, in which case, Maker shall, within five (5) business days after receipt of such notice, provide Payee or said Holder with the requested security, the value of which shall not exceed one hundred fifty percent (150%) of the balance of principal and interest then remaining payable under this Note; provided, however, that any such request for security shall be reasonable in nature.

          (b) This Note, and the payment thereof, shall be personally guaranteed in full by Gombrich under the terms and conditions of a separate written Guaranty of even date herewith, which terms and conditions are incorporated herein by this reference.

     6. Events of Default. (a) The occurrence and continuance of any one or more of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i) If Maker shall fail to pay, when due, any portion of the principal or interest payable hereunder; or

          (ii) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall (1) commence a voluntary case or proceeding; (2) consent to the entry of an order for relief against it in an involuntary case; (3) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (4) make an assignment for the benefit of its creditors; or (5) admit in writing its inability to pay its debts as they become due; or

          (iii) If a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against Maker in an involuntary case; (2) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's assets or properties; or (3) orders the liquidation of Maker, and in each such case the order or decree is not dismissed within sixty (60) days.

     (b) Upon the occurrence of an Event of Default hereunder (unless such Event of Default has been waived by the Holder or cured), the Holder may, at the Holder's sole option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all interest accrued thereon, immediately due and payable regardless of any prior forbearance,


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and (ii) exercise any and all rights or remedies available to the Holder under applicable law, including, without limitation, the right to collect from Maker all amounts due under this Note. In addition, upon the occurrence of such an Event of Default, the number of shares of Common Stock, $.001 par value per share, of Maker which Payee is entitled to acquire under the terms and conditions of that certain Stock Purchase Warrant (the "Warrant"), dated February 13, 2002 and issued by Maker to Payee pursuant to the terms and conditions of the Settlement Agreement, shall be increased, from 750,000 to 1,500,000, as provided in the Warrant.

     7. Waiver. To the extent permitted by law, Maker hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. No waiver by Payee or any other Holder hereof of any right or remedy under this Note shall be effective unless in a writing signed by such waiving party. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege by Payee or any other Holder hereof shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

     8. Severability. If any provision of this Note is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Note shall remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

     9. Reimbursement. Maker shall reimburse each Holder hereof for any and all costs and expenses, including, without limitation, actual attorney's fees, incurred by such Holder in enforcing the rights of such Holder under this Note. Such costs and expenses shall include, without limitation, costs and expenses incurred by such Holder in any bankruptcy, reorganization, insolvency or other similar proceeding.

     10. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. Maker hereby irrevocably submits to the jurisdiction of the state and federal courts sitting in the City of Chicago, for the adjudication of any dispute hereunder or in connection herewith or contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Maker hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to Maker and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.


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     11. Paragraph Headings; Construction. The paragraph headings contained in this Note are provided for convenience only and shall not affect the construction or interpretation of this Note. All words used in this Note shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific paragraph or subparagraph hereof.

     12. Binding Effect. The terms and conditions of this Note shall inure to the benefit of, and be binding upon, Maker and Payee and any successors and permitted assigns of either.

     13. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if it is in writing and either personally served, sent by confirmed facsimile transmission, air courier guaranteeing next business day delivery or certified or registered United States mail, postage prepaid, and shall be deemed delivered upon receipt if personally served, or upon confirmation of receipt if sent by facsimile transmission, or the next business day, if sent by air courier guaranteeing next business day delivery, or, if sent by mail, there (3) business days after deposit in the United States mail with postage prepaid and properly addressed. For purposes hereof, the addresses of the initial parties hereto shall be as follows:

         If to Maker, to:

         Molecular Diagnostics, Inc.
         414 North Orleans
         Suite 510
         Chicago, Illinois 60610
         Attention:     Peter P. Gombrich,
                        Chairman of the Board, President and
                        Chief Executive Officer
         Telecopier:    (312) 222-9580
         Confirmation:  (312) 222-9550

         If to Payee, to:

         Schwartz, Cooper, Greenberger & Krauss, Chartered
         180 North LaSalle Street
         Suite 2700
         Chicago, Illinois 60601
         Attention:     Richard J. Firfer, Esq.,
                        Edward S. Weil, Esq.
                        or Robert A. Smoller, Esq.
         Telecopier:    (312) 782-8416
         Confirmation:  (312) 346-1300

or to such other address as shall be furnished in writing by either party (or their respective successors or permitted assigns) to the other in accordance with the provisions of this Paragraph 13.



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     14. Lost or Stolen Note. Upon receipt by Maker of evidence satisfactory to
Maker of the loss, theft, destruction or mutilation of this (or any replacement) Note, and upon the delivery of a written indemnification by the Holder to Maker in a form reasonably acceptable to Maker and, in the case of mutilation, upon surrender and cancellation of this Note, Maker shall execute and deliver to the Holder a new Note of like tenor and date.

     15. Amendment. This Note and any provision hereof may only be amended by an instrument in writing signed by Maker and the Holder. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     16. Remedies, Etc. The remedies provided in this Note shall be cumulative and in addition to all other remedies available to Payee or any other Holder hereof by law or under this Note (including a decree of specific performance and/or other injunctive relief), together with any right of such party to bring any action under any federal or state securities laws or for fraud, and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy, and nothing herein shall limit such party's right to pursue actual damages for any failure by Maker to comply with the terms of this Note. Maker covenants with Payee and any other Holder hereof that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee or such other Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of Maker (or the performance thereof). Maker acknowledges that a breach by Maker of its obligations hereunder would cause irreparable harm to Payee and any other Holder hereof and that the remedy at law for any such breach may be inadequate. Maker therefore agrees that, in the event of any such breach or threatened breach, the Payee and any other Holder hereof shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach, without the necessity of showing economic loss and without any bond or other security being required.





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     IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first hereinabove set forth, and Payee has acknowledged the terms hereof and accepted delivery of this Note as of the same date.

                                       MOLECULAR DIAGNOSTICS, INC.,
                                       a Delaware corporation



                                       By:
                                          --------------------------------------
                                          Peter Gombrich, Chairman of the Board,
                                          President and Chief Executive Officer


Accepted and Agreed:

SCHWARTZ, COOPER, GREENBERGER
& KRAUSS, CHARTERED,
an Illinois professional corporation



By:
   ------------------------------------
         A Principal






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